Exhibit 10.9

PART-TIME CONTRACTOR SERVICES AGREEMENT

THIS AGREEMENT (“Agreement”) is entered into and made effective this 20th day of October, 2006

BETWEEN:

HI HO SILVER RESOURCES INC., a body corporate having an office situate at 3045 Southcreek Rd., Unit 15, Mississauga, Ont. L4X 2E9

(hereinafter referred to as the "Company")

OF THE FIRST PART

AND:

SMALL CAP INVEST LTD., a company incorporated in England having its office at Niddastrasse 84, 60329 Frankfurt, Germany

(hereinafter referred to as the "Contractor")

OF THE SECOND PART.

WHEREAS:

A.  the Company desires to retain a party who will be principally responsible for providing public relations services to the Company in Europe;

B.  the Contractor is prepared to provide European public relations services to the Company;

C.  the Company wishes to retain the Contractor to perform European public relations services;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the parties contained herein, the sum of one dollar paid by each party hereto to the other and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto) it is agreed as follows:

1.  PUBLIC RELATIONS

1.1  The Company hereby engages the Contractor to perform European public relations services for the Company and the Contractor hereby accepts such engagement, all pursuant to the terms and conditions of this Agreement.

1.2  Subject to the provisions of this Agreement and the ultimate direction and control of the Company, as expressed through its board of directors or any officer that the Company's board of directors may delegate such responsibility to, the Contractor shall perform and is hereby authorized to perform the duties as set forth in Schedule "A" and such other public relations services as may be mutually agreed between the parties from time to time.

1.3  In performing its duties hereunder, the Contractor shall at all times exercise the standard of care, skill and diligence normally provided in the performance of services similar to that contemplated by this Agreement. If the Company, whether at the request of the Contractor or otherwise, engages the services of a specialist, the Contractor shall be entitled to rely on the skill and knowledge of such specialist, and shall not be liable to the Company for any damages or loss arising out of or arising from the services of such specialist. The Contractor shall be entitled to rely on the accuracy of any data furnished by the Company unless to do so would be unreasonable.

1.4  It is understood that the Contractor is not registered as either a registered representative, nor broker-dealer, nor adviser under any Securities Act and that the services to be performed by the Contractor shall not include the offering or sale on behalf of the Company, any affiliate of the Company, or any other person, any securities, including without limitation stock in the Company. The Contractor shall not be required to perform any services enumerated hereunder if, under the circumstances at the time such services would be rendered (including without limitation any offerings or sales of securities by the Company or any affiliate of the Company at or about the same time), performance of such services might reasonably be considered to constitute participation, direct or indirect, in any offering or distribution of securities.

1.5  The Contractor shall not engage in any of the following activities:

(a)  disclose any previously undisclosed material information concerning the Company such that they could be considered a "tippor" under the insider trading provisions of applicable securities laws;

(b)  attend at any residence or telephone any residence for the purpose of trading in any security of the Company, contrary to applicable securities laws;

(c)  commit any act, advertisement, solicitation, conduct or negotiation for the purpose of trading in any security of the Company, contrary to applicable securities laws;

(d)  commit any action to promote or hype the trading in any security of the Company contrary to applicable securities laws;

(e)  participate or assist in a distribution of any security of the Company which is not exempted from the prospectus requirement contained in any applicable Securities Act; or

(f)  engage in or profess to engage in the business of advising others with respect to the investment and/or purchase or sale of any security of the Company.

1.6  The Contractor's duties are restricted to the distribution of factual information on behalf of the Company and the Contractor shall not make any recommendation with respect to the purchase or sale of any security of the Company. The Contractor will refer all questions regarding the possible purchase or sale of any security of the Company to a registered representative, broker-dealer or adviser.

2.  COMPENSATION TO THE CONTRACTOR

2.1  In consideration for the services to be provided by the Contractor, the Company shall pay the Contractor a service fee consisting of an aggregate monthly cash payment in advance in the amount of Euro Five Thousand (€ 5,000.00) per month plus expenses and shall grant the Contractor or its assign(s) an option to acquire a total of 250,000 common shares in the capital of the Company (including an option to Raynard von Hahn to acquire 50,000 common shares) at an exercise price of $0.70 per common share. The parties acknowledge and agree that Euro One Thousand (€ 1,000.00) of the service fee shall be paid to Raynard von Hahn per month.

2.2  The Company agrees to forthwith, upon presentation of an invoice therefore, reimburse the Contractor for all travel and other expenses actually and properly incurred by the Contractor in connection with carrying out its duties arising hereunder and directly related to activities carried out on the Company's behalf including hotel, airfare, train, mileage and other travel expenses incurred in order to attend at meetings with or on behalf of the Company, provided that such expenses shall have been pre-approved by the Company.

2.3  For all special services, not within the scope of the Agreement, the Company shall pay to the Contractor such fee(s) as, and when, the parties shall determine in advance of performance of said special services, provided the Company has agreed to said special services in advance.

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

3.1  The Company represents and warrants as follows, effective as of the date hereof and at all times throughout the duration of this Agreement:

(a)  the Company is duly incorporated, organized and validly exists as a corporation in good standing under the laws of the jurisdiction where it is incorporated or continued and has the full corporate power and capacity to conduct its business and to enter into and perform all of its obligations under this Agreement;

(b)  this Agreement has been duly authorized by all necessary corporate action and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms;

(c)  all information provided and to be provided to the Contractor by the Company is and will be complete and accurate in all material respects and does not and will not omit to state any material fact necessary so that the statements made, in light of the circumstances under which they are made, are not or will not be misleading;

(d)  there are no actions, proceedings, suits or investigations pending or threatened against or involving the Company or any of its affiliates, including, without limitation, actions, proceedings, suits or investigations by any United States or Canadian, federal, provincial, state, self-regulatory organization, or other securities authority, relating in any way to the offering, sale, issuance or trading of any securities of the Company or any affiliate.

4.  RESPONSIBILITY OF THE CONTRACTOR

4.1  The Contractor's sole responsibility hereunder shall be to use its best efforts to perform the duties set forth herein, to the extent consistent with applicable law. The Contractor shall not be responsible for providing legal or investment advice to any person or for assuring or monitoring the qualification of the stock of the Company, or any other securities, as complying with any provisions, restrictions, or exemptions of federal, provincial, or state securities laws. The Contractor shall not be responsible for verifying the accuracy of any information with respect to the Company and may disclaim responsibility for the accuracy of such information in any communication in the course of its duties hereunder, but the Contractor shall have the right to refuse to deliver or disseminate any information provided by the Company that: (a) fails clearly to indicate that the Company or its management is the source of such information: or (b) the Contractor reasonably believes may be inaccurate, incomplete or misleading. The Contractor acknowledges that every record disseminated as part of the public awareness campaign, must clearly and conspicuously disclose that the record is issued by or on behalf of the Company.

4.2  The Contractor is aware and acknowledges that all of its activities shall be conducted in compliance with applicable securities legislation and the rules and by-laws of the applicable securities exchanges under whose jurisdictions its activities fall.

5.  RESPONSIBILITY OF THE COMPANY

5.1  The Company

(a)	shall supply the Contractor, on a regular and timely basis, with all accurate, approved data and information about the Company, its management, its products, and its operations;

(b)	shall ensure that all such information is true, accurate and complete in all material respects;

(c)
shall be responsible for advising the Contractor of any facts which would affect the accuracy of any prior data or information previously supplied to the Contractor so that the Contractor may take corrective action; and

(d)	cooperate with the Contractor to enable the Contractor to perform its duties and obligations under this Agreement.

5.2  The Company shall promptly supply the Contractor with full and complete copies of all

(a)	news releases and filings made with all applicable securities regulatory authorities;

(b)	shareholder reports and communications whether or not prepared with the assistance of the Contractor;

(c)	data and information supplied to any analyst, broker-dealer, market maker or other member of the financial community; and

(d)	investor relations brochures, sales materials, and other documents as may be required or needed by the Contractor in connection with the services rendered to the Company pursuant to the Agreement.

5.3  The Company shall be responsible for all costs of providing the services, including but not limited to out-of-pocket expenses for postage, delivery services, (e.g. Federal Express, United Parcel Services, Postal services), telephone charges, compensation to third party vendors, copywriters, staff writers, art and graphic personnel, subcontractors, printing, etc.

6.  TERM

6.1  This Agreement shall be for a period of twelve months commencing on July 1, 2006 and shall continue in force from month to month thereafter until terminated by either the Company or the Contractor as set out in Section 6.3.

6.2  It is an event of default ("Event of Default") if a party (the "Defaulting Party") (the other party being the "Non-Defaulting Party"):

(a)  commits a breach of any representation, warranty or covenant on the part of the Defaulting Party where such breach continues for 10 days after the Non-Defaulting Party has demanded that such breach be cured;

(b)  becomes bankrupt, commits an act of bankruptcy, files for any form of bankruptcy or creditor protection, is adjudicated bankrupt, makes a proposal to its creditors, has a receiver or a receiver-manager of its assets appointed, or otherwise seeks any form of bankruptcy or creditor protection;

(c)  fails to take reasonable action to prevent or defend any action or proceeding in relation to the seizure, execution or attachment of any of such Defaulting Party's assets.

6.3  Prior to the expiration of its term, this Agreement may be terminated:

(a)  by the Non-Defaulting Party at any time upon the occurrence of an Event of Default upon written notice to the Defaulting Party setting forth:

(i)  the Event of Default; and

(ii)  the effective date of termination; or

(b)  after the initial six months by either party upon 30 day's written notice to the other setting forth the effective date of such termination.

6.4  If this Agreement is terminated prior to completion of its term, the parties shall settle out all payments due as at the date of termination as soon as reasonably possible.

7.  SEVERABILITY

7.1  The Company and the Contractor hereby expressly agree that it is not the intention of either party to violate any public policy, statutory or common law, and that if any sentence, paragraph, clause, or combination of the same is in violation of the law of any jurisdiction where applicable, such sentence, paragraph, clause or combination of the same alone shall be void in the jurisdiction where it is unlawful, and the remainder of such paragraph and this Agreement shall remain binding upon the parties hereto. The parties further acknowledge that it is their intention that the provisions of this Agreement be binding only to the extent that they may be lawful under existing applicable laws, and in the event that any provision of this Agreement is determined by a court of law to be overly broad or unenforceable, the valid provisions shall remain in full force and effect.

8.  NON-EXCLUSIVITY

8.1  The Company acknowledges that the covenants set forth in this Agreement will not in any way preclude the Contractor from engaging in a lawful profession, trade or business of any kind or from becoming gainfully employed or retained, and furthermore, that during the term of this Agreement, the Company agrees that the Contractor is not bound exclusively to the Company, and may provide public relations or investor relations services to other public or private companies of the Contractor's choice.

9.  INDEMNITY

9.1  The Company shall and hereby agrees to indemnify and save harmless the Contractor from and against any and all claims, actions, suits, demands, loss, damages, liabilities and expenses of any nature or kind whatsoever brought against the Contractor as a result of its performance in good faith of the duties and obligations required of it hereunder.

10.  MISCELLANEOUS

10.1  This Agreement shall be construed and enforced in accordance with the laws of the Federal Republic of Germany. The parties hereto irrevocably consent to the exclusive jurisdiction of the courts of the Federal Republic of Germany and hereby agree that any disputes or claims arising hereunder may be brought before, and adjudicated by, the courts of the Federal Republic of Germany, all objections to such venue in such court being irrevocably waived hereby.

10.2  Any reference herein to an "affiliate" of a person or company shall include any majority owned subsidiary of such person or company, or any other person or company who controls, is controlled by, or is under common control with, in each case directly or indirectly, such person or company.

10.3  Time shall be of the essence of this Agreement.

10.4  The captions appearing in this Agreement have been inserted for reference and as a matter of convenience and in no way define, limit or enlarge the scope or meaning of this Agreement.

10.5  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first set forth above.

10.6  If an action is instituted in any court relative to the collection or refund of any fee due to the Contractor and, provided that the Contractor shall prevail in any such action, the Company promises to pay all the Contractor's costs, expenses, and fees in said action or appeal, including without limitation, reasonable legal fees.

10.7  Notice may be given to either party by sending it through the post in prepaid mail or delivered to the party for whom it is intended, at the principal address of such party provided herein or at such other address as may be given in writing by such party to the other, and any notice if posted shall be deemed to have been given at the expiration of seven business days after posting and if delivered, on delivery.

10.8  The parties hereto covenant and agree to make, execute and deliver any and all further assurances or other documents necessary to give full effect to the meaning and intent of this Agreement.

10.9  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

10.10  This Agreement represents the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified, nor may any provisions hereof by waived, except in writing, duly executed by each party potentially adversely affected by any modification, and by each party waiving any rights hereunder.

10.11  The Company shall, if required, forthwith file this Agreement for acceptance by the applicable stock exchange(s), and the respective securities commission, and such other regulatory authorities as may have jurisdiction over the transactions herein contemplated and this Agreement is subject to such acceptance for filing.

10.12  The Company and the Consultant acknowledge that the preparers of this document, Genesis Law Corporation and Raynard von Hahn, have prepared this document solely to facilitate the transactions set out herein. As such the Company and the Consultant agree to hold Genesis Law Corporation and Raynard von Hahn harmless from any disputes or other issues arising between the Company and Consultant as a result of the transactions set out herein. Further, no legal advice has been rendered by Genesis Law Corporation or Raynard von Hahn to either the Company or to the Consultant and they acknowledge that they have been advised to seek their own independent legal advice and they have and do acknowledge seeking independent legal, accounting and investor advice from their own accountants, lawyers and other professional service providers. The Company and the Consultant consent to Raynard von Hahn as being the scrivener of this document and acknowledge that neither Genesis Law Corporation nor Raynard von Hahn represent either the Company or the Consultant in this transaction.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the day and year first set forth above.

HI HO SILVER RESOURCES INC.	SMALL CAP INVEST LTD.

/s/ Signed	/s/ Signed
Authorized Signatory	Authorized Signatory

SCHEDULE "A"

The public relations services to be provided by the Contractor to the Company pursuant to Section 1.2 of the Agreement include:

(a)  to identify bankers, registered representatives (stockbrokers) and portfolio managers (collectively "advisers") who may be interested in considering for the portfolio of their customers, the common stock of the Company, introducing the Company to such advisers and coordinating communications and relationships with such advisers on behalf of the Company, all in order to develop and expand a network of advisers who are well informed regarding the Company;

(b)  to assist the Company in developing its corporate profile, materials, news releases, brochures, mailouts, etc.;

(c)  contacting financial and industry specific media and arranging interviews for the Company’s management;

(d)  to make necessary presentations to advisers and shareholders in order to inform them with respect to the affairs of the Company;

(e)  to maintain timely personal contact with such registered advisers and shareholders to assure their awareness of the Company's performance, including the forwarding of its corporate profile, materials published in newspapers, magazines and journals, press releases, brochures, mailouts, etc. provided by the Company;

(f)  to issue, as required upon written approval of the Company, corrective, amending, supplemental or explanatory press releases, shareholder communications and reports or data; and

(g)  to assist the Company in formulating and achieving its objectives including participating in planning meetings, and implementation of such plans and objectives.

all of which duties are designed to raise the public awareness of the Company in the European Union.